Exhibit 99.1

[LETTERHEAD OF RBC CAPITAL MARKETS, LLC]

The Board of Directors

LogMeIn, Inc.

320 Summer Street

Boston, Massachusetts 02210

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated July 26, 2016, to the Board of Directors of LogMeIn, Inc. (“LMI”) as Annex A to, and reference thereto under the headings “SUMMARY — Opinion of LMI’s Financial Advisor” and “THE TRANSACTIONS — Opinion of LMI’s Financial Advisor” in, the proxy statement/prospectus-information statement relating to the proposed transaction involving LMI and Citrix Systems, Inc. (“Citrix”), which proxy statement/prospectus-information statement forms a part of the Registration Statement on Form S-4 of LMI (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ RBC Capital Markets, LLC
RBC CAPITAL MARKETS, LLC

September 15, 2016